Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No.333-128202) on Form S-8 of Parke Bancorp, Inc. of our report dated January 20, 2006 relating to our audit of the consolidated financial statements, which appear in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of Parke Bancorp, Inc. for the year ended December 31, 2005.



/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
March 27, 2006